EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of New York & Company, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard P. Crystal, Chairman, Chief Executive Officer and President of the Company, and I, Ronald W. Ristau, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge,:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD P. CRYSTAL
Richard P. Crystal
June 13, 2005	Chairman, Chief Executive Officer and President
/s/ RONALD W. RISTAU
Ronald W. Ristau
June 13, 2005	Chief Operating Officer and Chief Financial Officer